Exhibit 24


	POWER OF ATTORNEY



I hereby appoint any of Joseph R. Seiders, Craig H. Lewis, Gary Goldman and Stuart M. Sklar as an attorney-in-fact, each with full power of substitution, to execute and file in my name and on my behalf with the Securities and Exchange Commission a Statement of Changes of Beneficial Ownership of Securities on Form 4 or an Annual Statement of Changes of Beneficial Ownership of Securities on Form 5, together with any supplements or amendments thereto.


     /s/ Albert E. Smith
     Albert E. Smith




	Acknowledgement

STATE OF PENNSYLVANIA	)
                        )   ss
COUNTY OF PHILADELPHIA 	)


On this 21st day of October, 2008, before me, a notary public in and for the aforesaid state and county, personally appeared Albert E. Smith, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.



	/s/ Pamela E. Blalock
           Notary Public

     My Commission expires:  Nov. 25, 2005

       [Notarial Seal]